Exhibit 99.1

Volato Group’s Alignment Engine Subsidiary Signs $1.2 Billion in AI Infrastructure Orders with Large AI Customer

Four-Year Take-or-Pay Orders Include Approximately $133 Million in Contractual Prepayments, Including Approximately $40 Million Due Following Execution

NORTH CANTON, Ohio – September 28, 2026 – Volato Group, Inc. (NYSE American: SOAR) (“Volato” or the “Company”) today announced that its Alignment Engine subsidiary has entered into two four-year, take-or-pay orders with a large AI customer, representing $1.17 billion in aggregate contract value and marking Alignment Engine’s first major customer commitment for its AI infrastructure platform.

The orders provide for the phased deployment of dedicated, next-generation AMD GPU infrastructure at Alignment Engine’s AI infrastructure campus in Ohio. The initial deployment will utilize AMD MI355X GPUs and has a contractual start date of December 31, 2026. A second deployment will utilize AMD MI455X GPUs and has a contractual start date of June 30, 2027. The deployments will operate as dedicated, single-tenant GPU clusters, reflecting a commercial model centered on long-term contracted capacity rather than short-term or spot-market GPU demand.

Under the orders, the customer has committed to approximately $133 million in contractual prepayments, including approximately $40 million due following execution of the initial order. The remaining prepayments are scheduled in stages based on specified dates and equipment shipment milestones. The remaining contract value is payable over the four-year terms on a take-or-pay basis, subject to the terms and conditions of the agreements.

“This is a transformational commercial milestone for Alignment Engine and an important opportunity to build a long-term relationship with a large AI customer,” said Chris Ensey, Chief Executive Officer of Volato. “We believe the next phase of AI will be defined not only by larger models, but by greater choice across models, hardware architectures and deployment environments. As enterprises increasingly focus on performance, economics and data sovereignty, we believe dedicated AI infrastructure will become increasingly important.”

The customer deployments are expected to anchor the initial phases of Alignment Engine’s planned Ohio AI infrastructure campus. Under the orders, the contracted infrastructure will be dedicated to the customer. Alignment Engine is developing the campus to support resource-efficient AI workloads through an integrated infrastructure model combining power, cooling, next-generation GPU compute and high-performance networking.

The Company believes AI infrastructure is evolving toward a more diverse ecosystem in which customers may require flexibility in the models they deploy and greater control over the infrastructure on which those models operate. Open-weight models and a growing range of frontier models are expanding that choice, while data sovereignty, security and workload portability are becoming increasingly important considerations for enterprises and governments. Dedicated AI infrastructure is designed to provide customers with greater control over compute environments and data placement while supporting a broad range of models and inference workloads.

“For us, the significance goes beyond the $1.2 billion in aggregate contract value,” said Mark Heinen, Chief Financial Officer of Volato. “These orders demonstrate a model where we can build infrastructure against long-term contracted demand and meaningful customer cash commitments. As we scale Alignment Engine, that alignment between customer demand and capital deployment is fundamental to how we intend to grow the business.”

Alignment Engine intends to use these initial customer deployments as part of its broader plan to develop the foundation for additional customer capacity at the Ohio campus as the Company expands its AI infrastructure platform.

The orders and the related master services agreement include delivery, acceptance, service-level and performance requirements and are subject to their respective terms and conditions.

About Volato Group, Inc.

Volato Group, Inc. (NYSE American: SOAR) is an AI infrastructure and software company. Through its Alignment Engine subsidiary, Volato is developing a powered industrial campus in Ohio into a next-generation AI compute facility, combining data center infrastructure, high-density GPU compute, high-performance networking and proprietary technology to support energy-efficient AI training, inference and HPC workloads. Volato also builds operational systems for aviation businesses on Parslee, an autonomous-work platform that combines business context, shared memory and human-in-the-loop controls, and operates Vaunt, one of the fastest-growing technology-enabled private aviation membership platforms in the industry.

About Alignment Engine

Alignment Engine is an AI infrastructure company developing high-performance computing infrastructure for artificial intelligence, machine learning and HPC workloads. The company combines powered data center infrastructure, advanced compute, high-performance networking and proprietary technology to support energy-efficient AI workloads. Alignment Engine is headquartered in Ohio and is developing its campus as a next-generation AI compute facility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the anticipated benefits of the completed merger; the combined company’s business strategy and development of AI infrastructure; planned GPU, data center and high-performance computing infrastructure deployments; the timing, delivery, acceptance and operation of customer orders; anticipated contractual payments and prepayments; service-level and performance requirements; anticipated power, cooling and water efficiency; the size, growth and future development of the market for AI data center infrastructure; commercial discussions and future customer agreements; and the company’s ability to execute its growth strategy.

Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “targets,” “would,” “will,” “should,” “could,” “may,” “potential,” “opportunity” and the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are based on current expectations, assumptions, estimates and projections and are not guarantees of future performance or events. Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of various risks and uncertainties, including risks associated with integrating Alignment Engine’s business; obtaining additional financing; procuring GPUs and other equipment; developing and operating AI infrastructure; obtaining sufficient power and other infrastructure; satisfying existing or future customer commitments; receiving customer payments and prepayments; meeting delivery, acceptance, service-level and performance requirements; converting customer discussions into definitive agreements; obtaining required stockholder and NYSE American approvals; maintaining compliance with NYSE American listing standards; the risk that third-party market size and growth projections prove inaccurate or that the Company does not benefit from any growth in the market; volatility in the Company’s common stock; and the other risks described in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date they are made. Volato undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Volato Group, Inc. | 8050 Freedom Ave NW, North Canton, OH 44720 | (844) 399-8998

Media Contact

community@alignmentengine.com

Alignment Engine, Inc. | 8050 Freedom Ave NW, North Canton, OH 44720 | (330) 649-6951